Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Fourth Quarter 2017 and Full Year 2017 Results
and Increases Regular Quarterly Dividend on Common Stock

Financial and Business Highlights

•                  Cogent approves a 4.2% increase of $0.02 per share to its regular quarterly dividend to $0.50 per common share to be paid on March 26, 2018 to shareholders of record on March 9, 2018

•                  Dividends for 2017 totaled $81.7 million, or $1.80 per share, with 50.2% treated as a return of capital and 49.8% treated as dividends for US federal income tax purposes

•                  Service revenue increased by 1.8% from Q3 2017 to Q4 2017 to $125.2 million, increased from Q4 2016 to Q4 2017 by 8.3% and increased from fully year 2016 to full year 2017 by 8.6% to $485.2 million

•                  Cash flow from operations for Q4 2017 increased by 9.0% from Q3 2017 to $31.4 million and increased from full year 2016 to full year 2017 by 3.5% to $111.7 million

•                  EBITDA increased by 7.6% from Q3 2017 to Q4 2017 to $43.2 million, increased from Q4 2016 to Q4 2017 by 16.6% and increased from full year 2016 to full year 2017 by 12.9% to $161.3 million

•                  EBITDA margin for Q4 2017 increased by 240 basis points to 34.5% from Q4 2016 and increased by 180 basis points from Q3 2017

•                  GAAP gross profit increased by 12.6% from full year 2016 to $200.0 million for full year 2017 and GAAP gross margin increased by 150 basis points to 41.2% from full year 2016 to full year 2017

[WASHINGTON, D.C. February 22, 2018] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) today announced service revenue of $125.2 million for the three months ended December 31, 2017, an increase of 8.3% from the three months ended December 31, 2016 and an increase of 1.8% from the three months ended September 30, 2017. Service revenue was $485.2 million for the year ended December 31, 2017, an increase of 8.6% from the year ended December 31, 2016.   Foreign exchange had no impact on service revenue growth from the three months ended September 30, 2017 to the three months ended December 31, 2017.  Foreign exchange positively impacted service revenue growth from the three months ended December 31, 2016 to the three months ended December 31, 2017 by $2.1 million and positively impacted service revenue growth from the year ended December 31, 2016 to the year ended December 31, 2017 by $1.9 million.  On a constant currency basis, service revenue grew by 1.8% from the three months ended September 30, 2017 to the three months ended December 31, 2017, grew by 6.6% from the three months ended December 31, 2016 to the three months ended December 31, 2017 and grew by 8.1% from the year ended December 31, 2016 to the year ended December 31, 2017.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $89.4 million for the three months ended December 31, 2017; an increase of 1.7% from the three months ended September 30, 2017 and an increase of 7.0% over the three months ended December 31, 2016. On-net revenue was $346.4 million for the year ended December 31, 2017; an increase of 7.1% over the year ended December 31, 2016.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $35.7 million for the three months ended December 31, 2017; an increase of 2.3% over the three months ended September 30, 2017 and an increase of 11.9% over the three months ended December 31, 2016. Off-net revenue was $137.9 million for the year ended December 31, 2017; an increase of 12.7% over the year ended December 31, 2016.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 14.4% from the three months ended December 31, 2016 to $52.0 million for the three months ended December 31, 2017 and increased by 3.4% from the three months ended September 30, 2017. GAAP gross profit increased by 12.6% from the year ended December 31, 2016 to $200.0 million for the year ended December 31, 2017. GAAP gross margin was 41.5% for the three months ended December 31, 2017, 39.3% for the three months ended December 31, 2016 and 40.9% for the three months ended September 30, 2017.  GAAP gross margin was 41.2% for the year ended December 31, 2017, and 39.7% for the year ended December 31, 2016.  Excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense were $2.9 million for the three months ended December 31, 2017, $2.7 million for the three months ended September 30, 2017, $2.5 million for the three months ended December 31, 2016, $9.1 million for the year ended December 31, 2016 and $10.9 million for the year ended December 31, 2017.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Non-GAAP gross profit increased by 8.9% from the three months ended December 31, 2016 to $71.5 million for the three months ended December 31, 2017 and increased by 2.8% from the three months ended September 30, 2017. Non-GAAP gross profit increased by 9.1% from the year ended December 31, 2016 to $276.5 million for the year ended December 31, 2017. Non-GAAP gross profit margin was 57.1% for the three months ended December 31, 2017, 56.8% for the three months ended December 31, 2016 and 56.6% for the three months ended September 30, 2017.  Non-GAAP gross margin was 57.0% for the year ended December 31, 2017, and 56.7% for the year ended December 31, 2016.

Cash flow from operating activities decreased by 7.4% from the three months ended December 31, 2016 to $31.4 million for the three months ended December 31, 2017 and increased by 9.0% from the three months ended September 30, 2017. Cash flow from operating activities increased by 3.5% from the year ended December 31, 2016 to $111.7 million for the year ended December 31, 2017.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 16.6% from the three months ended December 31, 2016 to $43.2 million for the three months ended December 31, 2017 and increased by 7.6% from the three months ended September 30, 2017. Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 12.9% from the year ended December 31, 2016 to $161.3 million for the year ended December 31, 2017. EBITDA margin was 34.5% for the three months ended December 31, 2017, 32.1% for the three months ended December 31, 2016 and 32.7% for the three months ended September 30, 2017.  EBITDA margin was 33.2% for the year ended December 31, 2017 and 32.0% for the year ended December 31, 2016.

EBITDA, as adjusted, increased by 15.4% from the three months ended December 31, 2016 to $43.6 million for the three months ended December 31, 2017 and increased by 7.3% from the three months ended September 30, 2017. EBITDA, as adjusted, increased by 9.7% from the year ended December 31, 2016 to $165.1 million for the year ended December 31, 2017. EBITDA, as adjusted, margin was 34.8% for the three months ended December 31, 2017, 32.7% for the three months ended December 31, 2016 and 33.0% for the three months ended September 30, 2017. EBITDA, as adjusted, margin was 34.0% for the year ended December 31, 2017 and was 33.7% for the year ended December 31, 2016.

Basic and diluted net (loss) income per share was $(0.14) for the three months ended December 31, 2017, $0.09 for the three months ended December 31, 2016 and $0.08 for the three months ended September 30, 2017. Basic and diluted net income per share was $0.13 for the year ended December 31, 2017 and $0.33 for the year ended December 31, 2016. The signing of the Tax Cuts and Jobs Act in December 2017 that amended the Internal Revenue Code and reduced the corporate tax rate from a maximum of 35% to a flat 21% rate increased Cogent’s non-cash deferred income tax expense by approximately $11.3 million in the three months and year ended December 31, 2017.  This represents a (loss) of $(0.25) per basic and diluted share for the three months ended December 31, 2017 a (loss) of $(0.25) per basic and diluted share for the year ended December 31, 2017.

Total customer connections increased by 15.8% from December 31, 2016 to 71,613 as of December 31, 2017 and increased by 3.2% from September 30, 2017. On-net customer connections increased by 16.0% from December 31, 2016 to 61,334 as of December 31, 2017 and increased by 3.3% from September 30, 2017. Off-net customer connections increased by 15.8% from December 31, 2016 to 9,953 as of December 31, 2017 and increased by 2.4% from September 30, 2017.

The number of on-net buildings increased by 133 on-net buildings from December 31, 2016 to 2,506 on-net buildings as of December 31, 2017 and increased by 34 on-net buildings from September 30, 2017.

Quarterly Dividend Increase Approved

On February 21, 2018, Cogent’s board approved a regular quarterly dividend of $0.50 per common share payable on March 26, 2018 to shareholders of record on March 9, 2018. This first quarter 2018 regular dividend represents a 4.2% increase of $0.02 per share from the fourth quarter 2017 regular dividend of $0.48 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of Cogent’s board of directors and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indenture agreements and other factors deemed relevant by Cogent’s board of directors.

Tax Treatment of 2017 Dividends

Cogent paid four quarterly dividends in 2017 totaling $81.7 million, or $1.80 per share. The expected tax treatment of these dividends are generally that 50.2% are treated as a return of capital and 49.8% are generally treated as dividends for United States federal income tax purposes. While the above information includes general statements about the tax classification of dividends paid on Cogent common stock, these statements do not constitute tax advice. The taxation of corporate distributions can be complex, and stockholders are encouraged to consult their tax advisers to determine what impact the above information may have on their specific tax situation.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on February 22, 2018 to discuss Cogent’s operating results for the fourth quarter of 2017 and full year 2017 and to discuss Cogent’s expectations for full year 2018. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in over 195 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net revenue	$78,705	$79,539	$81,846	$83,511	$83,586	$85,586	$87,898	$89,374
% Change from previous Qtr.	2.9%	1.1%	2.9%	2.0%	0.1%	2.4%	2.7%	1.7%
Off-Net revenue	$29,356	$30,149	$30,972	$31,861	$33,386	$33,980	$34,865	$35,662
% Change from previous Qtr.	3.3%	2.7%	2.7%	2.9%	4.8%	1.8%	2.6%	2.3%
Non-Core revenue (1)	$230	$267	$239	$224	$231	$211	$206	$190
% Change from previous Qtr.	-5.3%	16.1%	-10.5%	-6.3%	3.1%	-8.7%	-2.4%	-7.8%
Service revenue — total	$108,291	$109,955	$113,057	$115,596	$117,203	$119,777	$122,969	$125,226
% Change from previous Qtr.	3.0%	1.5%	2.8%	2.2%	1.4%	2.2%	2.7%	1.8%
Constant currency total revenue quarterly growth rate — sequential quarters (4)	3.0%	0.9%	3.1%	2.9%	1.6%	1.7%	1.2%	1.8%
Constant currency total revenue quarterly growth rate — year over year quarters (4)	12.2%	11.1%	9.7%	10.2%	8.7%	9.6%	7.7%	6.6%
Network operations expenses (2)	$47,156	$47,727	$48,666	$49,943	$50,551	$50,974	$53,405	$53,745
% Change from previous Qtr.	3.2%	1.2%	2.0%	2.6%	1.2%	0.8%	4.8%	0.6%
GAAP gross profit (3)	$43,261	$43,479	$45,426	$45,434	$48,003	$49,765	$50,238	$51,964
% Change from previous Qtr.	4.7%	0.5%	4.5%	0.0%	5.7%	3.7%	1.0%	3.4%
GAAP gross margin (3)	39.9%	39.5%	40.2%	39.3%	41.0%	41.5%	40.9%	41.5%
Non-GAAP gross profit (4) (6)	$61,135	$62,228	$64,391	$65,653	$66,652	$68,803	$69,564	$71,481
% Change from previous Qtr.	2.8%	1.8%	3.5%	2.0%	1.5%	3.2%	1.1%	2.8%
Non-GAAP gross margin (4) (6)	56.5%	56.6%	57.0%	56.8%	56.9%	57.4%	56.6%	57.1%
Selling, general and administrative expenses (5)	$27,472	$27,278	$27,220	$28,576	$28,925	$28,704	$29,360	$28,238

% Change from previous Qtr.	11.1%	-0.7%	-0.2%	5.0%	1.2%	-0.8%	2.3%	-3.8%
Depreciation and amortization expense	$17,753	$18,604	$18,804	$20,073	$18,538	$18,897	$19,147	$19,344
% Change from previous Qtr.	-1.4%	4.8%	1.1%	6.7%	-7.6%	1.9%	1.3%	1.0%
Equity-based compensation expense	$2,181	$2,687	$2,991	$2,876	$2,647	$3,225	$3,734	$3,684
% Change from previous Qtr.	-15.2%	23.2%	11.3%	-3.8%	-8.0%	21.8%	15.8%	-1.3%
Operating income	$15,675	$17,511	$16,063	$14,795	$18,666	$19,000	$17,891	$20,534
% Change from previous Qtr.	-3.1%	11.7%	-8.3%	-7.9%	26.2%	1.8%	-5.8%	14.8%
Interest expense	$10,065	$10,243	$9,891	$10,602	$11,891	$12,090	$12,266	$12,222
% Change from previous Qtr.	-2.1%	1.8%	-3.4%	7.2%	12.2%	1.7%	1.5%	-0.4%
Net income (loss)	$3,354	$4,224	$3,459	$3,892	$4,136	$4,317	$3,650	$(6,227)
Basic net income (loss) per common share	$0.08	$0.09	$0.08	$0.09	$0.09	$0.10	$0.08	$(0.14)
Diluted net income (loss) per common share	$0.08	$0.09	$0.08	$0.09	$0.09	$0.10	$0.08	$(0.14)
Weighted average common shares — basic	44,402,640	44,491,899	44,574,583	44,577,826	44,649,645	44,717,372	44,767,163	44,844,469
% Change from previous Qtr.	0.2%	0.2%	0.2%	0.0%	0.2%	0.2%	0.1%	0.2%
Weighted average common shares — diluted	44,593,710	44,757,494	44,816,860	44,803,782	44,917,014	44,988,655	45,118,607	44,844,469
% Change from previous Qtr.	0.2%	0.4%	0.1%	0.0%	0.3%	0.2%	0.3%	-0.6%
EBITDA (6)	$33,663	$34,950	$37,171	$37,077	$37,727	$40,099	$40,204	$43,243
% Change from previous Qtr.	-3.1%	3.8%	6.4%	-0.3%	1.8%	6.3%	0.3%	7.6%
EBITDA margin	31.1%	31.8%	32.9%	32.1%	32.2%	33.5%	32.7%	34.5%
Gains on asset related transactions	$1,946	$4,439	$687	$667	$2,124	$1,023	$397	$319
EBITDA, as adjusted (6)	$35,609	$39,389	$37,858	$37,744	$39,851	$41,122	$40,601	$43,562
% Change from previous Qtr.	-3.1%	10.6%	-3.9%	-0.3%	5.6%	3.2%	-1.3%	7.3%
EBITDA, as adjusted, margin	32.9%	35.8%	33.5%	32.7%	34.0%	34.3%	33.0%	34.8%
Fees — net neutrality	$493	$1,036	$1,315	$432	$2	$188	$824	$260

Net cash provided by operating activities	$27,557	$23,698	$22,833	$33,879	$23,514	$28,045	$28,783	$31,360
% Change from previous Qtr.	25.3%	-14.0%	-3.7%	48.4%	-30.6%	19.3%	2.6%	9.0%
Capital expenditures	$15,034	$14,260	$8,745	$7,195	$12,249	$12,007	$10,927	$10,618
% Change from previous Qtr.	203.0%	-5.1%	-38.7%	-17.7%	70.2%	-2.0%	-9.0%	-2.8%
Principal payments on capital leases	$3,369	$3,935	$2,354	$2,808	$3,854	$2,194	$3,320	$1,833
% Change from previous Qtr.	2.9%	16.8%	-40.2%	19.3%	37.3%	-43.1%	51.3%	-44.8%
Dividends paid	$16,171	$16,671	$17,169	$18,199	$18,999	$19,946	$20,879	$21,833
Purchases of common stock	$—	$—	$1,666	$2,826	$—	$1,829	$—	$—
Gross Leverage Ratio	4.39	3.94	3.89	4.73	4.64	4.62	4.57	4.44
Net Leverage Ratio	2.97	2.88	2.90	2.90	2.94	2.98	3.00	2.94
Customer Connections — end of period
On-Net	47,252	49,243	51,079	52,874	54,805	57,307	59,357	61,334
% Change from previous Qtr.	3.9%	4.2%	3.7%	3.5%	3.7%	4.6%	3.6%	3.3%
Off-Net	7,654	7,971	8,259	8,598	9,055	9,355	9,724	9,953
% Change from previous Qtr.	5.2%	4.1%	3.6%	4.1%	5.3%	3.1%	4.2%	2.4%
Non-Core (1)	450	349	386	350	383	340	336	326
% Change from previous Qtr.	12.5%	-22.4%	10.6%	-9.3%	9.4%	-11.2%	-1.2%	-3.0%
Total customer connections	55,356	57,563	59,724	61,822	64,243	66,982	69,417	71,613
% Change from previous Qtr.	4.1%	4.0%	3.8%	3.5%	3.9%	4.3%	3.6%	3.2%
On-Net Buildings — end of period
Multi-Tenant office buildings	1,545	1,560	1,577	1,592	1,601	1,618	1,635	1,653
Carrier neutral data center buildings	675	686	706	729	752	767	784	800
Cogent data centers	51	51	51	52	53	53	53	53
Total on-net buildings	2,271	2,297	2,334	2,373	2,406	2,438	2,472	2,506
Square feet — multi-tenant office buildings — on-net	834,341,216	840,042,330	847,266,071	858,958,167	864,432,176	872,293,092	881,184,145	893,580,297
Network — end of period
Intercity route miles	56,183	56,183	56,684	57,213	57,213	57,403	57,403	57,403
Metro fiber miles	28,316	28,874	29,326	29,536	30,190	30,516	31,071	31,254

Connected networks — AS’s	5,617	5,700	5,834	5,927	5,949	5,983	6,076	6,152
Headcount — end of period
Sales force — quota bearing	398	397	394	422	432	434	444	455
Sales force - total	517	519	516	542	554	559	565	574
Total employees	855	854	858	887	900	909	919	929
Sales rep productivity — units per full time equivalent sales rep (“FTE”) per month	6.3	5.9	5.7	6.1	6.1	6.5	5.7	5.8
FTE — sales reps	373	373	377	384	416	410	420	429

(1)          Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)          Network operations expense excludes equity-based compensation expense of $121, $145, $161, $146, $111, $141, $179 and $173 in the three month periods ended March 31, 2016 through December 31, 2017, respectively.  Network operations expense includes excise taxes, including Universal Service Fund fees of $2,003, $2,156, $2,362, $2,549, $2,604, $2,672, $2,691 and $2,943 in the three month periods ended March 31, 2016 through December 31, 2017, respectively.

(3)          GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(4)          Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Management believes that Non-GAAP gross profit and Non-GAAP gross profit margin are relevant metrics to provide investors, as they are metrics that management uses to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(5)          Excludes equity-based compensation expense of $2,060, $2,542, $2,830, $2,730, $2,536, $3,084, $3,555 and $3,511 in the three month periods ended March 31, 2016 through December 31, 2017, respectively.

(6)          See schedule of non-GAAP metrics below for definitions and reconciliations to GAAP measures below.

Schedules of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows from operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense.  Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers.  EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions.

The Company believes that EBITDA, and EBITDA, as adjusted, are useful measures of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, and EBITDA, as adjusted are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, and EBITDA, as adjusted are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these metrics are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these metrics may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted, are reconciled to cash flows provided by operating activities in the table below.

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Year 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Year 2017
($ in 000’s) — unaudited
Net cash flows provided by operating activities	$27,557	$23,698	$22,833	$33,879	$107,967	$23,514	$28,045	$28,783	$31,360	$111,702
Changes in operating assets and liabilities	(3,681)	1,755	4,737	(6,781)	(3,968)	3,192	950	721	300	5,270

Cash interest expense and income tax expense	9,787	9,497	9,601	9,979	38,861	11,021	11,104	10,700	11,583	44,300
EBITDA	$33,663	$34,950	$37,171	$37,077	$142,860	$37,727	$40,099	$40,204	$43,243	$161,272
PLUS: Gains on asset related transactions	1,946	4,439	687	667	7,739	2,124	1,023	397	319	3,862
EBITDA, as adjusted	$35,609	$39,389	$37,858	$37,744	$150,599	$39,851	$41,122	$40,601	$43,562	$165,134
EBITDA margin	31.1%	31.8%	32.9%	32.1%	32.0%	32.2%	33.5%	32.7%	34.5%	33.2%
EBITDA, as adjusted, margin	32.9%	35.8%	33.5%	32.7%	33.7%	34.0%	34.3%	33.0%	34.8%	34.0%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes — sequential periods

($ in 000’s) – unaudited	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Year 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Year 2017
Service revenue, as reported — current period	$108,291	$109,955	$113,057	$115,596	$446,900	$117,203	$119,777	$122,969	$125,226	$485,175
Impact of foreign currencies on service revenue	(10)	(709)	273	749	892	195	(531)	(1,701)	16	(1,905)
Service revenue - as adjusted for currency impact (1)	$108,281	$109,246	$113,330	$116,345	$447,792	$117,398	$119,246	$121,268	$125,242	$483,270
Service revenue, as reported — prior sequential period	$105,177	$108,291	$109,955	$113,057	$404,234	$115,596	$117,203	$119,777	$122,969	$446,900
Constant currency increase	$3,104	$955	$3,375	$3,288	$43,558	$1,802	$2,043	$1,491	$2,273	$36,370
Constant currency percent increase	3.0%	0.9%	3.1%	2.9%	10.8%	1.6%	1.7%	1.2%	1.8%	8.1%

(1)          Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes — prior year periods

($ in 000’s) – unaudited	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Year 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Year 2017
Service revenue, as reported — current period	$108,291	$109,955	$113,057	$115,596	$446,900	$117,203	$119,777	$122,969	$125,226	$485,175
Impact of foreign currencies on service revenue	855	(168)	(68)	276	892	503	743	(1,257)	(2,055)	(1,905)
Service revenue - as adjusted for currency impact (2)	$109,146	$109,787	$112,989	$115,872	$447,792	$117,706	$120,520	$121,712	$123,171	$483,270
Service revenue, as reported — prior year period	$97,242	$98,799	$103,017	$105,177	$404,234	$108,291	$109,955	$113,057	$115,596	$446,900
Constant currency increase	$11,904	$10,988	$9,972	$10,695	$43,558	$9,415	$10,565	$8,655	$7,575	$36,370
Percent increase	12.2%	11.1%	9.7%	10.2%	10.8%	8.7%	9.6%	7.7%	6.6%	8.1%

(2)          Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Year 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Year 2017
($ in 000’s) — unaudited
Service revenue total	$108,291	$109,955	$113,057	$115,596	$446,900	$117,203	$119,777	$122,969	$125,226	$485,175
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	65,030	66,476	67,631	70,162	269,299	69,200	70,012	72,731	73,262	285,205
GAAP Gross Profit (1)	$43,261	$43,479	$45,426	$45,434	$177,601	$48,003	$49,765	$50,238	$51,964	$199,970
Plus - Equity-based compensation — network operations expense	121	145	161	146	573	111	141	179	173	604
Plus — Depreciation and amortization expense	17,753	18,604	18,804	20,073	75,234	18,538	18,897	19,147	19,344	75,926
Non-GAAP Gross Profit (2)	$61,135	$62,228	$64,391	$65,653	$253,408	$66,652	$68,803	$69,564	$71,481	$276,500
GAAP Gross Margin (1)	39.9%	39.5%	40.2%	39.3%	39.7%	41.0%	41.5%	40.9%	41.5%	41.2%
Non-GAAP Gross Margin (2)	56.5%	56.6%	57.0%	56.8%	56.7%	56.9%	57.4%	56.6%	57.1%	57.0%

(1)          GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)          Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant metrics to provide to investors, as they are metrics that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted.  Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted.  Cogent’s gross leverage ratio was 4.57 at September 30, 2017 and 4.44 at December 31, 2017 and Cogent’s net leverage ratio was 3.00 at September 30, 2017 and 2.94 at December 31, 2017 and as shown below.

($ in 000’s) – unaudited	As of September 30, 2017	As of December 31, 2017
Cash and cash equivalents	$250,765	$247,011
Debt
Capital leases — current portion	6,698	7,171
Capital leases — long term	147,623	150,333
Senior unsecured notes	189,225	189,225
Senior secured notes	375,000	375,000
Note payable	9,915	10,748
Total debt	728,461	732,477
Total net debt	477,696	485,466
Trailing 12 months EBITDA, as adjusted	159,318	165,136
Gross leverage ratio	4.57	4.44
Net leverage ratio	3.00	2.94

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2017 AND 2016

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2017	2016
Assets
Current assets:
Cash and cash equivalents	$247,011	$274,319
Accounts receivable, net of allowance for doubtful accounts of $1,499 and $1,734, respectively	39,096	33,598
Prepaid expenses and other current assets	20,011	19,706
Total current assets	306,118	327,623
Property and equipment:
Property and equipment	1,233,756	1,136,470
Accumulated depreciation and amortization	(852,474)	(774,829)
Total property and equipment, net	381,282	361,641
Deferred tax assets	17,616	42,241
Deposits and other assets ($736 and $128 restricted, respectively)	5,572	6,387
Total assets	$710,588	$737,892

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,592	$11,551
Accrued and other current liabilities	47,947	47,149
Installment payment agreement, current portion, net of discount of $337 and $204, respectively	7,816	2,587
Current maturities, capital lease obligations	7,171	6,626
Total current liabilities	74,526	67,913
Senior secured 2022 notes, net of unamortized debt costs of $1,870 and $2,257, respectively and including premium of $382 and $462, respectively	373,512	373,205
Senior unsecured 2021 notes, net of unamortized debt costs of $2,060 and $2,575, respectively	187,165	186,650
Capital lease obligations, net of current maturities	150,333	135,335
Other long term liabilities	27,596	28,043
Total liabilities	813,132	791,146

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 45,960,799 and 45,478,787 shares issued and outstanding, respectively	46	45
Additional paid-in capital	456,696	442,799
Accumulated other comprehensive income	(4,600)	(17,193)
Accumulated deficit	(554,686)	(478,905)
Total stockholders’ deficit	(102,544)	(53,254)
Total liabilities and stockholders’ equity	$710,588	$737,892

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended December 31, 2017	Three Months Ended December 31, 2016
	(Unaudited)	(Unaudited)
Service revenue	$125,226	$115,596
Operating expenses:
Network operations (including $173 and $146 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	53,918	50,089
Selling, general, and administrative (including $3,511 and $2,730 of equity-based compensation expense, respectively)	31,749	31,306
Depreciation and amortization	19,344	20,073
Total operating expenses	105,011	101,468
Gains on equipment transactions	319	667
Operating income	20,534	14,795
Interest income and other, net	166	341
Interest expense	(12,222)	(10,602)
Income before income taxes	8,478	4,534
Income tax expense	(14,705)	(642)
Net (loss) income	$(6,227)	$3,892

Comprehensive loss:
Net (loss) income	$(6,227)	$3,892
Foreign currency translation adjustment	1,312	(5,295)
Comprehensive loss	$(4,915)	$(1,403)

Net (loss) income per common share:
Basic and diluted net (loss) income per common share	$(0.14)	$0.09

Dividends declared per common share	$0.48	$0.40

Weighted-average common shares - basic	44,844,469	44,577,826

Weighted-average common shares - diluted	44,844,469	44,803,782

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR EACH OF THE TWO YEARS ENDED DECEMBER 31, 2017

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2017	2016
Service revenue	$485,175	$446,900
Operating expenses:
Network operations (including $604 and $573 of equity-based compensation expense, respectively), exclusive of amounts shown separately	209,278	194,066
Selling, general, and administrative (including $12,686 and $10,162 of equity-based compensation expense, respectively)	127,915	120,709
Depreciation and amortization	75,926	75,235
Total operating expenses	413,119	390,010

Gains on equipment transactions	3,862	7,739
Losses on debt extinguishment and redemption	—	(587)

Operating income	75,918	64,042
Interest income and other	3,667	1,021
Interest expense	(48,467)	(40,803)

Income before income taxes	31,118	24,260
Income tax expense	(25,242)	(9,331)

Net income	$5,876	$14,929

Comprehensive income:
Net income	$5,876	$14,929
Foreign currency translation adjustment	12,593	(2,500)

Comprehensive income	$18,469	$12,429

Net income per common share:
Basic and diluted net income per common share	$0.13	$0.33

Dividends declared per common share	$1.80	$1.51

Weighted-average common shares—basic	44,855,263	44,641,805

Weighted-average common shares—diluted	45,184,203	44,873,030

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2017 AND DECEMBER 31, 2016

(IN THOUSANDS)

	Three months Ended December 31, 2017	Three months Ended December 31, 2016
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(6,227)	$3,892
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	19,343	20,074
Amortization of debt discount and premium	340	226
Equity-based compensation expense (net of amounts capitalized)	3,684	2,876
(Gains) losses — equipment transactions and other, net	(439)	(549)
Deferred income taxes	14,844	771
Changes in operating assets and liabilities:
Accounts receivable, net	156	(705)
Prepaid expenses and other current assets	501	333
Accounts payable, accrued liabilities and other long-term liabilities	(1,160)	5,768
Deposits and other assets	318	1,193
Net cash provided by operating activities	31,360	33,879
Cash flows from investing activities:
Purchases of property and equipment	(10,618)	(7,195)
Net cash used in investing activities	(10,618)	(7,195)
Cash flows from financing activities:
Dividends paid	(21,833)	(18,199)
Purchases of common stock	—	(2,826)
Net proceeds from issuance of senior secured 2022 notes—net of debt costs of $1,202	—	124,267
Proceeds from exercises of stock options	303	326
Principal payments of installment payment agreement	(1,619)	—
Principal payments of capital lease obligations	(1,833)	(2,808)
Net cash (used in) provided by financing activities	(24,982)	100,760
Effect of exchange rates changes on cash	486	(1,276)
Net (decrease) increase in cash and cash equivalents	(3,754)	126,168
Cash and cash equivalents, beginning of period	250,765	148,151
Cash and cash equivalents, end of period	$247,011	$274,319

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR EACH OF THE TWO YEARS ENDED DECEMBER 31, 2017

(IN THOUSANDS)

	2017	2016
Cash flows from operating activities:
Net income	$5,876	$14,929
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,926	75,235
Amortization of debt discount and premium	1,239	1,105
Equity-based compensation expense (net of amounts capitalized)	13,290	10,735
Losses on debt extinguishment and redemption	—	587
Gains—equipment transactions and other, net	(4,833)	(7,674)
Deferred income taxes	24,679	9,224
Changes in operating assets and liabilities:
Accounts receivable	(4,161)	(3,183)
Prepaid expenses and other current assets	1,146	(2,923)
Deposits and other assets	1,111	(336)
Accounts payable, accrued liabilities and other long-term liabilities	(2,571)	10,268
Net cash provided by operating activities	111,702	107,967
Cash flows from investing activities:
Purchases of property and equipment	(45,801)	(45,234)
Net cash used in investing activities	(45,801)	(45,234)
Cash flows from financing activities:
Net proceeds from issuance of 2022 secured notes—net of debt costs of $1,202 and $1,397, respectively	—	124,267
Extinguishment of 2021 unsecured notes	—	(10,775)
Dividends paid	(81,657)	(68,210)
Principal payments of capital lease obligations	(11,201)	(12,466)
Principal payments of installment payment agreement	(3,802)	(21,203)
Purchases of common stock	(1,829)	(4,492)
Proceeds from exercises of common stock options	1,222	1,220
Net cash (used in) provided by financing activities	(97,267)	8,341
Effect of exchange rate changes on cash	4,058	(346)
Net (decrease) increase in cash and cash equivalents	(27,308)	70,728
Cash and cash equivalents, beginning of year	274,319	203,591

Cash and cash equivalents, end of year	$247,011	$274,319

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our report on Form 10-K  for the year ended December 31, 2017 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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